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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated January 26, 2000, except with respect to the matters discussed in Notes 7(a) and 7(d)(ii), as to which the date is February 29, 2000 and to all references to our Firm included in this registration statement.

                                                 /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
May 4, 2000